UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 29, 2005

MDSI Mobile Data Solutions Inc. (Translation of registrant’s name into English)

Canada (Jurisdiction of Incorporation)	000-28968 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

10271 Shellbridge Way Richmond, British Columbia Canada V6X 2W8 (Address and zip code of principal executive offices)

Registrant’s Telephone Number, including Area Code:  (604) 207-6000

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 415 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01    Entry into a Material Definitive Agreement.

        On July 29, 2005, MDSI Mobile Data Solutions Inc. (the “Company”) entered into a definitive Arrangement Agreement (the “Arrangement Agreement”) with Fortezza Holdings S.a.r.l. (“Holdings”) and Beech Investment Corp. (“Beech”), a wholly-owned subsidiary of Holdings. Holdings is an investment vehicle managed by Vista Equity Partners, LLC (“Vista”), a private equity investment firm based in San Francisco, California.

        Pursuant to the Arrangement Agreement, Beech has agreed to acquire all the outstanding shares of the Company’s common stock at a price of US$8.00 per share in cash. In addition, holders of outstanding options to acquire shares of the Company’s common stock will be entitled to receive the difference between US$8.00 and the exercise price for such options; provided, that if the exercise price is expressed in Canadian dollars, it shall be converted to US dollars on the basis of the noon rate of exchange of the Bank of Canada on the Business Day immediately preceding the Effective Date.

        The transaction will be carried out pursuant to a Plan of Arrangement under section 192 of the Canada Business Corporations Act. The Plan of Arrangement is subject to the approval of two-thirds of the Company’s shareholders attending, in person or by proxy, a Special Meeting of Shareholders expected to be held on or about September 15, 2005. The Plan of Arrangement is also subject to the approval of the Supreme Court of the Province of British Columbia. The Board of Directors of the Company has approved the terms of the Arrangement Agreement and will recommend that the shareholders of the Company approve the Plan of Arrangement.

        In the Arrangement Agreement, the Company has made customary representations, warranties and covenants, including, among others, covenants to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Arrangement Agreement and the consummation of the Plan of Arrangement. Consummation of the Plan of Arrangement is conditioned upon, among other things, (i) the performance of covenants, (ii) the accuracy of representations and warranties, (iii) the receipt of all required approvals and consents, (iv) the absence of any law or order making the Plan of Arrangement illegal or prohibiting the consummation of the Plan of Arrangement, (v) the exercise of dissent rights with respect to not more than 5% of the common shares of the Company in connection with the Plan of Arrangement, (vi) the approval by the Company’s shareholders, (vii) the approval by the Supreme Court of the Province of British Columbia, (viii) the satisfaction of certain financial covenants, including the requirement that the Company have at least US$20 million of freely available cash and cash equivalents (after giving effect to the payment of certain expenses) and at least US$12.5 million of freely available cash, (ix) the execution and delivery by certain employees of confidentiality and work product agreements, (x) no event shall have occurred which has or which would reasonably be expected to have a material adverse effect on the Company, and (xi) receipt of a release from Bear Sterns and CIBC World Markets Inc. No assurance can be given that the conditions to closing the transactions contemplated by the Arrangement Agreement will be satisfied, or that the transactions ultimately will be consummated.

        The Board of Directors has received an opinion from its financial advisor, CIBC World Markets Inc., to the effect that the consideration proposed to be paid to the shareholders in the transaction is fair, from a financial point of view, to such shareholders.

        Pursuant to the Arrangement Agreement, the Company may not encourage, initiate, solicit, facilitate, or participate in any discussions regarding, any Competing Transaction (as defined in the Arrangement Agreement) to acquire its stock or assets, except in order for the Board of Directors to comply with its fiduciary duties and if such Competing Transaction is a superior proposal from a financial point of view, and such Competing Transaction does not contain a financing contingency or other conditions that are more onerous than the ones contained in the Arrangement Agreement. If the Company’s Board of Directors exercises its right to terminate the Arrangement Agreement to enter into an Competing Transaction, and in certain other circumstances set out in the Arrangement Agreement, the Company would be required to pay to Beech (or its designee) a fee of up to US$3,500,000.

        The above description of the Arrangement Agreement does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The Arrangement Agreement contains customary representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Arrangement Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

        In connection with the Arrangement Agreement, Holdings, Beech, Erik Dysthe, the chief executive officer of the Company, Erik Dysthe Holdings, Inc., a British Columbia corporation (“Dysthe Holdings”), and the Company entered into a separate Support Agreement, pursuant to which, subject to certain customary conditions, Mr. Dysthe and Dysthe Holdings have agreed to vote all shares of the Company held by them at any meeting of the shareholders of the Company in favor of the Plan of Arrangement and the Arrangement Agreement and the transactions contemplated thereby and against any action or agreement that would impede, interfere with, delay, postpone or attempt to discourage the Plan of Arrangement and the Arrangement Agreement. Mr. Dysthe has entered into an Indemnity Agreement with the Company in which he has agreed to indemnify the Company for any losses, including attorneys’ fees, which the Company may suffer in connection with the breach of the Support Agreement.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Arrangement Agreement dated July 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

MDSI Mobile Data Solutions Inc.

Date: August 4, 2005	/s/ Glenn Kumoi Glenn Kumoi, Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Arrangement Agreement dated July 29, 2005.